Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

Full Year 2019

•	Service revenue of $621.9 million

•	Income from operations of $18.1 million

•	Adjusted operating income(1) of $53.4 million

•	Income before income taxes and non-controlling interests of $12.4 million

•	Adjusted pretax income attributable to Altisource(1) of $31.2 million

•	Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(1) of $70.8 million

•	Net loss attributable to Altisource of $(308.0) million, or $(19.26) per diluted share

•	Certain non-cash income tax expense items totaling $311.2 million

•	Adjusted net income attributable to Altisource(1) of $21.8 million, or $1.34 per diluted share
Fourth Quarter 2019

•	Service revenue of $132.6 million

•	Loss from operations of $(6.5) million

•	Adjusted operating income(1) of $11.3 million

•	Loss before income taxes and non-controlling interests of $(8.5) million

•	Adjusted pre-tax income attributable to Altisource(1) of $6.6 million

•	Adjusted EBITDA(1) of $15.6 million

•	Net loss attributable to Altisource of $(306.1) million, or $(19.66) per diluted share

•	Certain non-cash income tax expense items totaling $298.9 million

•	Adjusted net income attributable to Altisource(1) of $4.1 million, or $0.26 per diluted share
Luxembourg, March 5, 2020 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2019.
“During 2019, we continued to reposition Altisource. We sold and closed certain non-core businesses, consolidated our sales and marketing resources under a seasoned leader, established an innovative product organization and further developed our core Field Services, Marketplace, and Mortgage and Real Estate Solutions businesses. Across our three core businesses, fourth quarter 2019 service revenue from customers other than Ocwen, NRZ and RESI grew by 19% compared to the fourth quarter 2018.” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “Looking to 2020, our objectives are to accelerate the growth of our core businesses from customers other than Ocwen and NRZ, lower costs, maintain strong liquidity, and reduce debt based upon business and market conditions. We are gaining market share and winning business with some of the largest financial institutions in the country and anticipate growing business from other customers by 25% to 35% in 2020 despite historically low delinquency rates. We believe we are in a very strong position to benefit from growing loan originations and a softening economy.”

2019 Highlights(2)
Streamlining Altisource:

•
Sold the Financial Services business, consisting of our Asset Recovery Management, Customer Relationship Management and Mortgage Charge-Off Collections businesses, for $44.0 million, consisting of an up-front payment of $40.0 million less adjustments and an additional $4.0 million scheduled to be paid on the one year anniversary of the closing

•	Sold the remaining buy-renovate-lease-sell (“BRS”) inventory for net proceeds of $41.2 million

•	Closed the Owners.com business, reducing the cash burn associated with this business

•	Sold 690,745 Front Yard Residential Corporation (“RESI”) shares for net proceeds of $8.0 million

•	Repaid $45.0 million of the senior secured term loan from the sale of the Financial Services business and RESI shares

•
Executed Project Catalyst resulting in approximately $80 million, or 23%, lower compensation and benefits, technology and telecommunications, professional services and occupancy related costs compared to 2018

Financial:

•	Ended 2019 with $125.4 million of cash, cash equivalents and investment in equity securities

•	Ended 2019 with $168.5 million of net debt less investment in equity securities(1), 31% lower than December 31, 2018

•	Repurchased 982,162 shares of Altisource common stock at an average price of $20.33 per share

Business Highlights:
Field Services:

•
Grew Field Services revenue from customers other than Ocwen Financial Corporation (“Ocwen”), New Residential Investment Corp. (“NRZ”) and RESI by 55% in 2019 compared to 2018 and 229% in the fourth quarter of 2019 compared to the fourth quarter of 2018

Marketplace(3):

•	Grew Hubzu revenue from customers other than Ocwen, NRZ and RESI by 9% in 2019 compared to 2018 and 41% in the fourth quarter of 2019 compared to the fourth quarter of 2018

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 50% since December 31, 2018, with such inventory representing 35% of total Hubzu inventory as of December 31, 2019

Mortgage and Real Estate Solutions:

•
Grew Mortgage and Real Estate Solutions revenue from customers other than Ocwen, NRZ and RESI by 6% in 2019 compared to 2018 and 25% in the fourth quarter of 2019 compared to the fourth quarter of 2018

Pipeline and Customers:

•	Ended the year with a deep sales pipeline and over 500 active customers including all five of the top five servicers, five of the top ten originators, and over 210 Lenders One members
2019 Financial Results
2019 service revenue of $621.9 million was 23% lower than 2018, primarily from the July 1, 2019 sale of the Financial Services business, Ocwen’s second quarter 2019 migration from REALServicing to another servicing system, the discontinuation of the BRS business, the reduction in the size of Ocwen’s servicing portfolio and RESI’s real estate owned (“REO”) portfolio, NRZ’s more aggressive sale of homes at foreclosure auctions (which reduces our REO auction, brokerage, field services and title referral service revenue) and the temporary impact that Ocwen’s transition to another servicing system had on default related referral volume and REO inventory conversion rates. These decreases were partially offset by an increase in Field Services revenue from higher volumes of orders from new customers.
The Company estimates that 2019 revenue declined by approximately $7.2 million because of lower REO inventory conversion rates related to Ocwen’s transition to a new servicing system. Pretax earnings were negatively impacted by a similar amount since the Company’s cost structure would have supported this anticipated revenue. The Company believes that the lower REO conversion rates are temporary and anticipates returning to normal conversion rates during the first half of 2020.
Fourth quarter 2019 service revenue of $132.6 million was 37% lower than the fourth quarter 2018, primarily as a result of the sale of the Financial Services business, the discontinuation of the BRS business and lower revenues from Ocwen, NRZ and RESI, as described above.

2019 income from operations of $18.1 million was 58% lower than 2018, primarily from the impact of the revenue declines discussed above, revenue mix with lower revenue from high margin businesses and a higher write-off of goodwill and intangible assets related to the wind down of Owners.com in 2019, partially offset by lower selling, general and administrative expenses from the benefits of restructuring activities, lower intangible asset amortization (service revenue based amortization) and a lower sales tax loss accrual. The effect of the higher gain on sale of businesses was largely offset by higher restructuring charges in 2019.
2019 adjusted operating income(1) of $53.4 million was 40% lower than 2018, primarily from the impact of revenue declines and revenue mix discussed above, partially offset by the benefits of restructuring activities.
Fourth quarter 2019 loss from operations was $6.5 million compared to income from operations of $2.0 million in the fourth quarter 2018, primarily from the impact of revenue declines discussed above, revenue mix with lower revenue from high margin businesses and a higher write-off of goodwill and intangible assets related to the wind down of Owners.com, partially offset by lower selling, general and administrative expenses from the benefits of restructuring activities, lower intangible asset amortization (service revenue based amortization) and lower restructuring charges.
Fourth quarter 2019 adjusted operating income(1) of $11.3 million was 53% lower than the fourth quarter 2018, primarily from the impact of revenue declines and revenue mix discussed above, partially offset by the benefits of restructuring activities.
2019 income before income taxes and non-controlling interests was $12.4 million compared to $1.4 million in 2018, primarily from higher unrealized gains on the investment in RESI stock, the write-off of the net discount and debt issuance costs from the debt refinancing in 2018 and lower interest expense, partially offset by the lower operating income discussed above.
2019 adjusted pretax income attributable to Altisource(1) of $31.2 million was 50% lower than 2018, primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
Fourth quarter 2019 loss before income taxes and non-controlling interests of $8.5 million was 34% lower than the fourth quarter 2018, primarily from higher unrealized gains on the investment in RESI stock and lower interest expense, partially offset by lower operating income discussed above.
Fourth quarter 2019 adjusted pretax income attributable to Altisource(1) of $6.6 million was 63% lower than the fourth quarter 2018, primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
2019 diluted loss per share was $19.26 compared to a diluted loss per share of $0.32 in 2018. 2019 diluted loss per share includes certain non-cash income tax expense items totaling $311.2 million. These items include a full valuation allowance on the Company’s Luxembourg net deferred tax assets, the impact of a change in the Luxembourg income tax rate and adjustments to foreign income tax reserves. Because the Company has cumulative losses in Luxembourg for the past three years, a full valuation allowance on the net deferred tax assets was recognized. The full year non-cash income tax provision of $318.3 million also reflects a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% and adjustments to foreign income tax reserves.
2019 adjusted earnings per share(1) of $1.34 was 45% lower than 2018, primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases.
Fourth quarter 2019 diluted loss per share was $19.66 compared to a diluted loss per share of $0.69 in the fourth quarter 2018. Fourth quarter 2019 net loss includes certain non-cash income tax expense items totaling $298.9 million. These items include a full valuation allowance on the Company’s Luxembourg net deferred tax assets and adjustments to foreign income tax reserves discussed above.
Fourth quarter 2019 adjusted earnings per share(1) of $0.26 was 56% lower than the fourth quarter 2018, primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases.

Fourth Quarter and Full Year 2019 Results Compared to Fourth Quarter and Full Year 2018:

(in thousands, except per share data)	Fourth Quarter 2019	Fourth Quarter 2018	% Change	Full Year 2019	Full Year 2018	% Change
Service revenue	$132,566	$210,947	(37)	$621,866	$805,480	(23)
(Loss) income from operations	(6,462)	2,031	N/M	18,053	42,495	(58)
Adjusted operating income(1)	11,302	24,298	(53)	53,397	88,339	(40)
(Loss) income before income taxes and non-controlling interests	(8,459)	(12,829)	(34)	12,439	1,399	N/M
Pretax (loss) income attributable to Altisource(1)	(8,480)	(13,446)	(37)	10,327	(1,284)	N/M
Adjusted pretax income attributable to Altisource(1)	6,584	17,607	(63)	31,240	61,966	(50)
Adjusted EBITDA(1)	15,628	30,017	(48)	70,800	118,279	(40)
Net loss attributable to Altisource	(306,106)	(11,485)	N/M	(307,969)	(5,382)	N/M
Adjusted net income attributable to Altisource(1)	4,071	10,144	(60)	21,802	42,609	(49)
Diluted loss per share	(19.66)	(0.69)	N/M	(19.26)	(0.32)	N/M
Adjusted diluted earnings per share(1)	0.26	0.59	(56)	1.34	2.43	(45)
Cash flows from operating activities	24,494	24,752	(1)	46,688	68,402	(32)
Adjusted cash flows from operating activities(1)	24,494	13,437	82	13,673	79,370	(83)
Adjusted cash flows from operating activities less additions to premises and equipment(1)	23,537	13,728	71	11,512	75,454	(85)
N/M — not meaningful.

•
Fourth quarter and full year 2019 (loss) income from operations includes restructuring charges of $5.0 million and $14.1 million, respectively, compared to $8.1 million and $11.6 million for the fourth quarter and full year 2018, respectively, related to Project Catalyst, a fourth quarter and full year 2019 write-off of $5.9 million of goodwill and intangible assets in connection with the wind down of Owners.com and fourth quarter and full year 2018 write-off of goodwill related to the exit of the BRS business of $2.6 million, a sales tax accrual of $0.4 million and $6.2 million, respectively for the fourth quarter and full year 2018 compared to $0.3 million for the full year 2019 and the full year 2019 includes a loss on the BRS portfolio sale of $1.8 million and an other asset write-off from a business exit of $0.2 million. The fourth quarter and full year 2019 include a gain of $0.3 million and $17.8 million, respectively, in connection with the sale of the Financial Services business to TSI compared to a gain of $13.7 million in the full year 2018 in connection with the sale of the Rental Property Management business to RESI. Full year 2018 includes a litigation settlement loss of $0.5 million.

•
Fourth quarter and full year 2019 pretax income attributable to Altisource(1) include unrealized mark-to-market gains on our equity investment in RESI of $2.7 million and $14.4 million, respectively, compared to the fourth quarter and full year 2018 unrealized mark-to-market loss on our equity investment in RESI of $8.8 million and $13.0 million, respectively. Full year 2018 includes the write-off of net discount and debt issuance costs from debt refinancing of $4.4 million.

•
Fourth quarter and full year 2019 net loss attributable to Altisource includes non-cash income tax provision of $298.9 million and $311.2 million, respectively, to reflect a Luxembourg income tax valuation allowance, a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% and adjustments to foreign income tax reserves. The full year 2018 includes an adjustment to foreign income tax reserves of $1.6 million.

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2019 unless otherwise indicated.

(3)	The Hubzu growth was more than offset by the decline in Equator revenue from industry-wide lower delinquency rates and REO volume.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 5:00 p.m. EST today to discuss our fourth quarter and full year 2019 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Service revenue	$132,566	$210,947	$621,866	$805,480
Reimbursable expenses	7,688	6,069	24,172	30,039
Non-controlling interests	434	617	2,613	2,683
Total revenue	140,688	217,633	648,651	838,202
Cost of revenue	97,917	158,116	469,084	592,126
Reimbursable expenses	7,688	6,069	24,172	30,039
Gross profit	35,083	53,448	155,395	216,037
Operating expenses (income):
Selling, general and administrative expenses	36,801	43,293	141,076	175,670
Gain on sale of businesses	(256)	—	(17,814)	(13,688)
Restructuring charges	5,000	8,124	14,080	11,560
(Loss) income from operations	(6,462)	2,031	18,053	42,495
Other income (expense), net:
Interest expense	(4,737)	(6,639)	(21,393)	(26,254)
Unrealized gain (loss) on investment in equity securities	2,700	(8,786)	14,431	(12,972)
Other income (expense), net	40	565	1,348	(1,870)
Total other income (expense), net	(1,997)	(14,860)	(5,614)	(41,096)

(Loss) income before income taxes and non-controlling interests	(8,459)	(12,829)	12,439	1,399
Income tax provision (benefit)	(297,626)	1,961	(318,296)	(4,098)

Net loss	(306,085)	(10,868)	(305,857)	(2,699)
Net income attributable to non-controlling interests	(21)	(617)	(2,112)	(2,683)

Net loss attributable to Altisource	$(306,106)	$(11,485)	$(307,969)	$(5,382)

Loss per share:
Basic	$(19.66)	$(0.69)	$(19.26)	$(0.32)
Diluted	$(19.66)	$(0.69)	$(19.26)	$(0.32)

Weighted average shares outstanding:
Basic	15,568	16,745	15,991	17,073
Diluted	15,568	16,745	15,991	17,073

Comprehensive loss:
Net loss	$(306,085)	$(10,868)	$(305,857)	$(2,699)
Other comprehensive loss, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	—	—	(733)

Comprehensive loss, net of tax	(306,085)	(10,868)	(305,857)	(3,432)
Comprehensive income attributable to non-controlling interests	(21)	(617)	(2,112)	(2,683)

Comprehensive loss attributable to Altisource	$(306,106)	$(11,485)	$(307,969)	$(6,115)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$82,741	$58,294
Investment in equity securities	42,618	36,181
Accounts receivable, net	43,615	36,466
Short-term investments in real estate	—	39,873
Prepaid expenses and other current assets	15,214	30,720
Total current assets	184,188	201,534

Premises and equipment, net	24,526	45,631
Right-of-use assets under operating leases	29,074	—
Goodwill	73,849	81,387
Intangible assets, net	61,046	91,653
Deferred tax assets, net	1,626	309,089
Other assets	10,810	12,406

Total assets	$385,119	$741,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$67,671	$87,240
Deferred revenue	5,183	10,108
Other current liabilities	14,724	7,030
Total current liabilities	87,578	104,378

Long-term debt	287,882	331,476
Other non-current liabilities	31,016	9,178

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,454 outstanding as of December 31, 2019; 16,276 outstanding as of December 31, 2018)	25,413	25,413
Additional paid-in capital	133,669	122,667
Retained earnings	272,026	590,655
Treasury stock, at cost (9,959 shares as of December 31, 2019 and 9,137 shares as of December 31, 2018)	(453,934)	(443,304)
Altisource equity (deficit)	(22,826)	295,431

Non-controlling interests	1,469	1,237
Total equity (deficit)	(21,357)	296,668

Total liabilities and equity (deficit)	$385,119	$741,700

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(305,857)	$(2,699)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,509	30,799
Amortization of right-of-use assets under operating leases	11,769	—
Amortization of intangible assets	19,021	28,412
Unrealized (gain) loss on investment in equity securities	(14,431)	12,972
Goodwill and intangible assets write-off from business exits	5,900	2,640
Share-based compensation expense	11,874	10,192
Bad debt expense	720	2,830
Amortization of debt discount	666	717
Amortization of debt issuance costs	736	965
Deferred income taxes	307,339	(5,791)
Loss on disposal of fixed assets	750	727
Gain on sale of businesses	(17,814)	(13,688)
Loss on debt refinancing	—	4,434
Changes in operating assets and liabilities (excludes effect of sale of businesses):
Accounts receivable	(12,207)	14,556
Short-term investments in real estate	39,873	(10,468)
Prepaid expenses and other current assets	13,628	4,617
Other assets	(132)	2,278
Accounts payable and accrued expenses	(16,257)	1,651
Current and non-current operating lease liabilities	(12,738)	—
Other current and non-current liabilities	(4,661)	(16,742)
Net cash provided by operating activities	46,688	68,402

Cash flows from investing activities:
Additions to premises and equipment	(2,161)	(3,916)
Proceeds from the sale of businesses	38,632	15,000
Proceeds received from sale of equity securities	7,994	—
Other investing activities	422	—
Net cash provided by investing activities	44,887	11,084

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	407,880
Repayments and repurchases of long-term debt	(44,996)	(486,759)
Debt issuance costs	—	(5,042)
Proceeds from stock option exercises	400	3,644
Purchase of treasury shares	(19,995)	(40,362)
Distributions to non-controlling interests	(2,752)	(2,819)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,695)	(825)
Net cash used in financing activities	(69,038)	(124,283)

Net increase (decrease) in cash, cash equivalents and restricted cash	22,537	(44,797)
Cash, cash equivalents and restricted cash at the beginning of the period	64,046	108,843

Cash, cash equivalents and restricted cash at the end of the period	$86,583	$64,046

Supplemental cash flow information:
Interest paid	$20,856	$24,123
Income taxes paid, net	2,688	7,136
Acquisition of right-of-use assets with operating lease liabilities	13,775	—
Reduction of right-of-use assets from operating lease modifications or reassessments	(5,844)	—

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	$(101)	$(32)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax (loss) income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income from operations, (loss) income before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation expense and/or depreciation expense, financing expense and income taxes, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, gain on sale of businesses, sales tax accrual, net of reimbursement, restructuring charges, goodwill and intangible and other assets write-off from business exits and litigation settlement loss from (loss) income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, gain on sale of businesses, sales tax accrual, net of reimbursement, restructuring charges, write-off of net discount and debt issuance costs from debt refinancing, goodwill and intangible and other assets write-off from business exits, unrealized gain (loss) on investment in equity securities and litigation settlement loss from (loss) income before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of businesses (net of tax), sales tax accrual, net of reimbursement (net of tax), restructuring charges (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), goodwill and intangible and other assets write-off from business exits (net of tax), unrealized gain (loss) on investment in equity securities (net of tax), litigation settlement loss (net of tax) and certain income tax items related to the Luxembourg deferred tax asset including an increase in the valuation allowance, an income tax rate change in Luxembourg and increases in foreign income tax reserves (and related interest) from net loss attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of businesses (net of tax), sales tax accrual, net of reimbursement (net of tax), restructuring charges (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), goodwill and intangible and other assets write-off from business exits (net of tax), unrealized gain (loss) on investment in equity securities (net of tax), litigation settlement loss (net of tax) and certain income tax related items described above by the weighted average number of diluted shares. Adjusted EBITDA is calculated by removing the income tax (provision) benefit, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, unrealized gain (loss) on investment in equity securities, sales tax accrual, net of reimbursement, write-off of net discount and debt issuance costs from debt refinancing, restructuring charges, goodwill and intangible and other assets write-off from business exits, gain on sale of businesses and litigation settlement loss from net loss attributable to Altisource. Adjusted cash flows from operating activities is calculated by removing the decrease (increase) in short-term investments in real estate, payment of sales tax accrual and the litigation settlement loss payment from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

removing the decrease (increase) in short-term investments in real estate, payment of sales tax accrual, the litigation settlement loss payment and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

(Loss) income from operations	$(6,462)	$2,031	$18,053	$42,495

Intangible asset amortization expense	3,532	7,101	19,021	28,412
Share-based compensation expense	3,590	4,042	11,874	10,192
Loss on BRS portfolio sale	—	—	1,770	—
Gain on sale of businesses	(256)	—	(17,814)	(13,688)
Sales tax accrual, net of reimbursement	—	360	311	6,228
Restructuring charges	5,000	8,124	14,080	11,560
Goodwill and intangible and other assets write-off from business exits	5,898	2,640	6,102	2,640
Litigation settlement loss	—	—	—	500

Adjusted operating income	$11,302	$24,298	$53,397	$88,339

(Loss) income before income taxes and non-controlling interests	$(8,459)	$(12,829)	$12,439	$1,399

Non-controlling interests	(21)	(617)	(2,112)	(2,683)
Pretax (loss) income attributable to Altisource	(8,480)	(13,446)	10,327	(1,284)
Intangible asset amortization expense	3,532	7,101	19,021	28,412
Share-based compensation expense	3,590	4,042	11,874	10,192
Loss on BRS portfolio sale	—	—	1,770	—
Gain on sale of businesses	(256)	—	(17,814)	(13,688)
Sales tax accrual, net of reimbursement	—	360	311	6,228
Restructuring charges	5,000	8,124	14,080	11,560
Write-off of net discount and debt issuance costs from debt refinancing	—	—	—	4,434
Goodwill and intangible and other assets write-off from business exits	5,898	2,640	6,102	2,640
Unrealized (gain) loss on investment in equity securities	(2,700)	8,786	(14,431)	12,972
Litigation settlement loss	—	—	—	500

Adjusted pretax income attributable to Altisource	$6,584	$17,607	$31,240	$61,966

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net loss attributable to Altisource	$(306,106)	$(11,485)	$(307,969)	$(5,382)

Intangible asset amortization expense, net of tax	2,651	4,193	14,277	19,905
Share-based compensation expense, net of tax	2,695	2,387	8,913	7,141
Loss on BRS portfolio sale, net of tax	—	—	1,405	—
Gain on sale of businesses, net of tax	(213)	—	(10,642)	(9,341)
Sales tax accrual, net of reimbursement, net of tax	—	266	233	4,608
Restructuring charges, net of tax	3,794	6,329	10,666	8,966
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	—	—	3,232
Goodwill and intangible and other assets write-off from business exits, net of tax	4,427	1,953	4,578	1,953
Unrealized (gain) loss on investment in equity securities, net of tax	(2,027)	6,501	(10,832)	9,598
Certain income tax related items	298,850	—	311,173	1,588
Litigation settlement loss, net of tax	—	—	—	341

Adjusted net income attributable to Altisource	$4,071	$10,144	$21,802	$42,609

Diluted loss per share	$(19.66)	$(0.69)	$(19.26)	$(0.32)

Impact of using diluted share count instead of basic share count for a loss per share	0.35	0.01	0.34	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.17	0.25	0.88	1.14
Share-based compensation expense, net of tax, per diluted share	0.17	0.14	0.55	0.41
Loss on BRS portfolio sale, net of tax, per diluted share	—	—	0.09	—
Gain on sale of businesses, net of tax, per diluted share	(0.01)	—	(0.65)	(0.53)
Sales tax accrual, net of reimbursement, net of tax, per diluted share	—	0.02	0.01	0.26
Restructuring charges, net of tax, per diluted share	0.24	0.37	0.66	0.51
Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	—	—	—	0.18
Goodwill and intangible and other assets write-off from business exits, net of tax, per diluted share	0.28	0.11	0.28	0.11
Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	(0.13)	0.38	(0.67)	0.55
Certain income tax related items per diluted share	18.85	—	19.12	0.09
Litigation settlement loss, net of tax, per diluted share	—	—	—	0.02

Adjusted diluted earnings per share	$0.26	$0.59	$1.34	$2.43

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net loss attributable to Altisource	$(306,106)	$(11,485)	$(307,969)	$(5,382)
Income tax provision (benefit)	297,626	(1,961)	318,296	4,098
Interest expense (net of interest income)	4,731	6,354	21,051	25,514
Depreciation and amortization expense	4,313	6,056	18,509	30,799
Intangible asset amortization expense	3,532	7,101	19,021	28,412
Share-based compensation expense	3,590	4,042	11,874	10,192
Loss on BRS portfolio sale	—	—	1,770	—
Unrealized (gain) loss on investment in equity securities	(2,700)	8,786	(14,431)	12,972
Sales tax accrual, net of reimbursement	—	360	311	6,228
Write-off of net discount and debt issuance costs from debt refinancing	—	—	—	4,434
Restructuring charges	5,000	8,124	14,080	11,560
Goodwill and intangible and other assets write-off from business exits	5,898	2,640	6,102	2,640
Gain on sale of businesses	(256)	—	(17,814)	(13,688)
Litigation settlement loss	—	—	—	500
Adjusted EBITDA	$15,628	$30,017	$70,800	$118,279

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$3,532	$7,101	$19,021	$28,412
Tax benefit from intangible asset amortization	(881)	(2,908)	(4,744)	(8,507)
Intangible asset amortization expense, net of tax	2,651	4,193	14,277	19,905
Diluted share count	15,850	17,091	16,277	17,523

Intangible asset amortization expense, net of tax, per diluted share	$0.17	$0.25	$0.88	$1.14

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$3,590	$4,042	$11,874	$10,192
Tax benefit from share-based compensation expense	(895)	(1,655)	(2,961)	(3,051)
Share-based compensation expense, net of tax	2,695	2,387	8,913	7,141
Diluted share count	15,850	17,091	16,277	17,523

Share-based compensation expense, net of tax, per diluted share	$0.17	$0.14	$0.55	$0.41

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$—	$—	$1,770	$—
Tax benefit from loss on BRS portfolio sale	—	—	(365)	—
Loss on BRS portfolio sale, net of tax	—	—	1,405	—
Diluted share count	15,850	17,091	16,277	17,523

Loss on BRS portfolio sale, net of tax, per diluted share	$—	$—	$0.09	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Calculation of the impact of gain on sale of businesses, net of tax
Gain on sale of businesses	$(256)	$—	$(17,814)	$(13,688)
Tax provision from gain on sale of businesses	43	—	7,172	4,347
Gain on sale of businesses, net of tax	(213)	—	(10,642)	(9,341)
Diluted share count	15,850	17,091	16,277	17,523

Gain on sale of businesses, net of tax, per diluted share	$(0.01)	$—	$(0.65)	$(0.53)

Calculation of the impact of sales tax accrual, net of reimbursement, net of tax
Sales tax accrual, net of reimbursement	$—	$360	$311	$6,228
Tax benefit from sales tax accrual, net of reimbursement	—	(94)	(78)	(1,620)
Sales tax accrual, net of reimbursement, net of tax	—	266	233	4,608
Diluted share count	15,850	17,091	16,277	17,523

Sales tax accrual, net of reimbursement, net of tax, per diluted share	$—	$0.02	$0.01	$0.26

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$5,000	$8,124	$14,080	$11,560
Tax benefit from restructuring charges	(1,206)	(1,795)	(3,414)	(2,594)
Restructuring charges, net of tax	3,794	6,329	10,666	8,966
Diluted share count	15,850	17,091	16,277	17,523

Restructuring charges, net of tax, per diluted share	$0.24	$0.37	$0.66	$0.51

Calculation of the impact of the write-off of net discount and debt issuance costs from debt refinancing, net of tax
Write-off of net discount and debt issuance costs from debt refinancing	$—	$—	$—	$4,434
Tax benefit from the write-off of net discount and debt issuance costs from debt refinancing	—	—	—	(1,202)
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	—	—	3,232
Diluted share count	15,850	17,091	16,277	17,523

Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	$—	$—	$—	$0.18

Calculation of the impact of goodwill and intangible and other assets write-off from business exits, net of tax
Goodwill and intangible and other assets write-off from business exits	$5,898	$2,640	$6,102	$2,640
Tax benefit from goodwill and intangible and other assets write-off from business exits	(1,471)	(687)	(1,524)	(687)
Goodwill and intangible and other assets write-off from business exits, net of tax	4,427	1,953	4,578	1,953
Diluted share count	15,850	17,091	16,277	17,523

Goodwill and intangible and other assets write-off from business exits, net of tax, per diluted share	$0.28	$0.11	$0.28	$0.11

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Calculation of the impact of the unrealized (gain) loss on investment in equity securities, net of tax
Unrealized (gain) loss on investment in equity securities	$(2,700)	$8,786	$(14,431)	$12,972
Tax provision (benefit) from the unrealized (gain) loss on investment in equity securities	673	(2,285)	3,599	(3,374)
Unrealized (gain) loss on investment in equity securities, net of tax	(2,027)	6,501	(10,832)	9,598
Diluted share count	15,850	17,091	16,277	17,523

Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	$(0.13)	$0.38	$(0.67)	$0.55

Certain income tax related items resulting from:
Luxembourg deferred tax valuation allowance	$291,484	$—	$291,484	$—
Luxembourg income tax rate change	1,717	—	14,040	—
Foreign income tax reserves	5,649	—	5,649	1,588
Certain income tax related items	298,850	—	311,173	1,588
Diluted share count	15,850	17,091	16,277	17,523

Certain income tax related items per diluted share	$18.85	$—	$19.12	$0.09

Calculation of the impact of litigation settlement loss, net of tax
Litigation settlement loss	$—	$—	$—	$500
Tax benefit from litigation settlement loss	—	—	—	(159)
Litigation settlement loss, net of tax	—	—	—	341
Diluted share count	15,850	17,091	16,277	17,523

Litigation settlement loss, net of tax, per diluted share	$—	$—	$—	$0.02

Cash flows from operating activities	$24,494	$24,752	$46,688	$68,402
(Decrease) increase in short-term investments in real estate	—	(11,815)	(39,873)	10,468
Payment of sales tax accrual	—	—	6,858	—
Litigation settlement loss payment	—	500	—	500
Adjusted cash flows from operating activities	24,494	13,437	13,673	79,370
Less: Additions to premises and equipment	(957)	291	(2,161)	(3,916)

Adjusted cash flows from operating activities less additions to premises and equipment	$23,537	$13,728	$11,512	$75,454

	December 31, 2019	December 31, 2018
Senior secured term loan	$293,826	$338,822
Less: Cash and cash equivalents	(82,741)	(58,294)
Less: Investment in equity securities	(42,618)	(36,181)

Net debt less investment in equity securities	$168,467	$244,347

Note: Amounts may not add to the total due to rounding.